Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Whom It May Concern:

We consent to the incorporation by reference in the Registration Statements on Form F-3 (File Nos. 333-251990, 333-264714, and 333-276880) and Registration Statement on Form S-8 (File No. 333-258543) of our report dated March 10, 2025, relating to the financial statements of Quality Industrial Corp. as of and for the years ended December 31, 2023, and 2022.

We also consent to the references to us under the headings “Experts” in such Registration Statement.

Very truly yours,

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC (PCAOB 6797)
Henderson, Nevada
March 10, 2025

179 N. Gibson Rd., Henderson, NV 89014 ● 702.703.5979 ● www.bushandassociatescpas.com